UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2017

SMART SAND, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37936	45-2809926
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24 Waterway Avenue, Suite 350 The Woodlands, Texas 77380

(Address of principal executive offices and zip code)

(281) 231-2660

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 8, 2017, Smart Sand, Inc. (the “Company”) entered into a multi-year Master Product Purchase Agreement (the “PPA”) with Liberty Oilfield Services, LLC (the “Buyer”) for finer mesh sands. We expect that the Buyer will begin purchasing frac sand under the PPA in May 2017. The PPA is structured as a take-or-pay agreement.

In connection with the PPA, on March 8, 2017, the Company also entered into a Railcar Usage Agreement with the Buyer (the “Railcar Usage Agreement”), pursuant to which the Buyer will borrow railcars from the Company to transport the purchased products.

The above summary does not purport to be complete descriptions of the PPA or the Railcar Usage Agreement and are qualified in their entirety by the contents of the PPA and Railcar Usage Agreement, copies of which will be filed as an exhibit to a subsequent filing with the U.S. Securities and Exchange Commission by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART SAND, INC.

Dated: March 13, 2017	By:	/s/ Lee Beckelman
Lee Beckelman
Chief Financial Officer